UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 923-3344

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02    Termination of a Material Definitive Agreement.

On May 28, 2015, Intra-Cellular Therapies, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”) with respect to an at-the-market offering program (the “ATM Program”), under which the Company could offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Placement Shares”) through Cowen as its sales agent. On the same date, the Company filed a registration statement on Form S-3 (File No. 333-204509) to register $350,000,000 of its shares of common stock and other securities that included a prospectus covering sales of the Placement Shares under the ATM Program (the “ATM Prospectus”), which was declared effective on June 5, 2015.

On September 21, 2015, the Company terminated the Sales Agreement, effective on the same date. The Company has not offered or sold any Placement Shares, and will not do so, in connection with the ATM Program and the ATM Prospectus.

ITEM 8.01    Other Events.

On September 21, 2015, the Company issued a press release announcing it has commenced an underwritten public offering of $300 million of shares of its common stock, and its intention to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares in the offering will be sold by the Company. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Leerink Partners LLC, Cowen and Company, LLC, RBC Capital Markets, LLC and Guggenheim Securities, LLC are acting as joint book-running managers and Ladenburg Thalmann & Co. Inc. and SunTrust Robinson Humphrey, Inc. are acting as co-managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

In addition, on September 21, 2015, the Company issued a press release announcing that it is assuming sponsorship of the Investigational New Drug Application (IND) for ITI-214, the Company’s phosphodiesterase type 1 (PDE1) inhibitor, and related matters. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Intra-Cellular Therapies, Inc., dated September 21, 2015.

99.2	Press Release of Intra-Cellular Therapies, Inc., dated September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance and Chief Financial Officer

Date: September 21, 2015